Exhibit 99.1

Press Release	Source: Hana Biosciences, Inc.

Hana Biosciences Announces Fourth Quarter and Year-End 2006 Results

SOUTH SAN FRANCISCO, Calif., March 29, 2007 (PRIME NEWSWIRE) -- Hana Biosciences (NasdaqGM: HNAB - News), a biopharmaceutical company focused on advancing cancer care, today announced financial results for the fourth quarter and year-ended December 31, 2006.

•	Non-GAAP net loss of $7.4 million for the fourth quarter endedDecember 31, 2006 compared to $3.8 million for the quarter ended December 31, 2005; GAAP net loss was $9.8 million for the quarter ended December 31, 2006, which included a $2.4 million charge related to FAS 123R employee stock-based compensation expense.(1)

•	Non-GAAP net loss of $24.4 million for the year ended December 31, 2006 compared to $10.0 million for the year ended December 31, 2005; GAAP net loss was $44.8 million for the year ended December 31, 2006, which included an $8.4 million charge related to FAS 123R employee stock-based compensation expense.(1)

•	Cash used in operations was $20.5 million in the year ended December 31, 2006. Hana ended the year with approximately $35.3 million in cash and cash equivalents and short-term investments, compared to $17.6 million at December 31, 2005.

“2006 was a year of tremendous growth and change for Hana. In addition to attaining a listing on the NASDAQ Global Market we were able to significantly expand our pipeline which gives us the flexibility to pursue our strongest product candidates,'' stated Mark J. Ahn, Ph.D., President and CEO of Hana Biosciences. ``In 2007, we are committed to enhancing our product development processes, and remain focused on the appropriate steps to progress our pipeline.”

A reconciliation(2) between non-GAAP and GAAP earnings per share for the fourth quarter and years ended December 31, 2006 and 2005 are provided in the following table:

	Reported
	GAAP	Employee	Costs	Non-GAAP
	Basic and	Stock	Associated	Basic and
	Diluted	Compensation	with Inex	Diluted
	EPS	Expense	Acquisition	EPS

Q4 2006	($0.34)	$0.08	$0.00	($0.25)

Q4 2005	($0.19)	$0.00	$0.00	($0.19)

YTD 2006	($1.69)	$0.32	$0.45	($0.92)

YTD 2005	($0.57)	$0.00	$0.00	($0.57)

Note: Amounts may not sum due to rounding.

Key Achievements in the Year Ended December 31, 2006

•	Achieved a listing on the NASDAQ Global Market under the ticker symbol HNAB.

•	Doubled the pipeline by licensing three targeted chemotherapy agents that utilize sphingosome encapsulation as the drug delivery platform: Marqibo®, Alocrest™ and Sphingosome Encapsulated Topotecan.

•	Initiated a Phase I clinical study of Alocrest™ (vinorelbine tartrate liposomes injection) in patients with advanced solid tumors.

•	Received Orphan Drug Designation for Talvesta™ (talotrexin) for Injection in acute lymphoblastic leukemia (ALL) which entitles Hana to seven years of market exclusivity for Talvesta in the treatment of ALL.

•	Completed the Talvesta Phase 1 clinical trial in ALL

•	HNAB was added to the Russell 3000® Index and the Russell Microcap™ Index when the Russell Investment Group reconstituted its family of U.S. Indexes on June 30, 2006. This included an addition to the small-cap Russell 2000® Index.

•	Hana acquired exclusive rights from the Albert Einstein College of Medicine to develop and commercialize Menadione, a preclinical product candidate for the prevention and treatment of skin rash associated with the use of epidermal growth factor receptor (EGFR) inhibitors in the treatment of certain cancers.

Reconciliation of GAAP to Non-GAAP Net Loss:

GAAP refers to generally accepted accounting principles in the United States of America. Hana's non-GAAP net loss and loss per share excludes the impact of the upfront fees paid to Inex Pharmaceuticals Corp. and transaction fees paid as part of its acquisition and stock option expense related to implementation of FAS 123R. Hana is reporting non-GAAP results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. Hana provides these non-GAAP numbers to facilitate a comparison of its business from period to period and to allow investors to analyze its business results using the same measures Hana's management uses to evaluate the company's operating performance. Investors are encouraged to carefully consider Hana's results under GAAP, as well as the non-GAAP reconciliation between these presentations, to more fully understand our business.

(1)	The company adopted Statement of Financial Accounting Standards No. 123R (or FAS 123R) using the modified prospective for share-based awards granted after the Company became a public entity and the prospective basis for share-based awards granted prior to the Company becoming a public entity, beginning January 1, 2006. As a result, no employee stock-based compensation expense using FAS 123R has been recognized in GAAP-reported amounts in any prior period.

(2)	Hana’s non-GAAP net loss and non-GAAP loss per share excludes the impact of the upfront fees paid to Inex Pharmaceuticals and transaction fees paid as part of its acquisition of three product candidates. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NasdaqGM:HNAB - News) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at http://www.hanabiosciences.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as ``anticipates,'' ``expects,'' ``plans,'' ``believes,'' ``intends,'' and similar words or phrases. These forward-looking statements include without limitation, statements regarding the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, or that the results of clinical trials will support Hana's claims. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.

HANA BIOSCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:

Cash and cash equivalents	$29,127,850	$17,082,521
Available-for-sale securities	6,131,000	472,000
Prepaid expenses and other
current assets	496,519	74,729
Total current assets	35,755,369	17,629,250

Property and equipment, net	424,452	76,496
Restricted cash	125,000	--
Other assets	--	20,453

Total assets	$36,304,821	$17,726,199

LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
Accounts payable	$2,739,956	$671,491
Accrued other expenses	1,547,459	246,750
Accrued personnel related
expenses	1,050,657	618,385
Accrued research and
development costs	596,927	--
Total current liabilities	5,934,999	1,536,626

Commitment and contingencies:

Stockholders' equity:
Common stock; $0.001 par
value: 100,000,000 shares authorized, 29,210,627 and 22,348,655 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	29,211	22,349
Additional paid-in capital	93,177,445	34,400,345
Accumulated other
comprehensive income (loss)	20,000	(164,000)
Deficit accumulated during
the development stage	(62,856,834)	(18,069,121)

Total stockholders' equity	30,369,822	16,189,573

Total liabilities and stockholders' equity	$36,304,821	$17,726,199

HANA BIOSCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE LOSS

				Cumulative
				Period from
				December 6,
				2002 (date
		Years Ended		of inception)
		December 31,		to December 31,
	2006	2005	2004	2006

Operating expenses:
General and administrative	$10,806,362	$3,793,210	$2,808,706	$17,639,944
Research and development	35,247,947	6,415,796	4,546,519	46,662,043

Total operating expenses	46,054,309	10,209,006	7,355,225	64,301,987

Loss from operations	(46,054,309)	(10,209,006)	(7,355,225)	(64,301,987)

Other income (expense):
Interest income, net	1,372,795	185,620	26,040	1,571,576
Other expense, net	(106,199)	(19,577)	(647)	(126,423)
Total other income	1,266,596	166,043	25,393	1,445,153

Net loss	$(44,787,713)	$(10,042,963)	$(7,329,832)	$(62,856,834)

Net loss per share, basic and diluted	$(1.69)	$(0.57)	$(0.80)

Weighted average shares used in computing net loss per share, basic and diluted	26,525,639	17,662,365	9,119,344

Comprehensive loss:
Net loss	$(44,787,713)	$(10,042,963)	$(7,329,832)
Unrealized gain (loss) on available for sale securities	184,000	(164,000)	--
Comprehensive loss	(44,603,713)	(10,206,963)	(7,329,832)

Contact:	Hana Biosciences, Inc. Investor and Media Contact: Remy Bernarda, Director, Investor Relations (650) 228-2769 Fax: (650) 588-2787 investor.relations@hanabiosciences.com
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Source: Hana Biosciences, Inc.